Exhibit 99.1

VBI Press Release

VBI to Present at the CMV Public Health & Policy Conference

●	VBI is developing a prophylactic CMV vaccine; VBI’s Senior Vice President of Research will discuss the vaccine candidate’s design, preclinical data, and manufacturing process.
●	The Presentation will begin at 10:45AM on Friday, September 26th in Ball Room A.

CAMBRIDGE, MA (September 24th, 2014) – VBI Vaccines, Inc. (Nasdaq: VBIV) (“VBI”) has been invited to speak at the CMV Public Health & Policy Conference being held in Salt Lake City, UT on September 26th and 27th.

Dr. David E. Anderson, VBI’s Senior Vice President of Research, will deliver a presentation, A Prophylactic CMV Vaccine to Prevent Congenital Infection Using Enveloped Virus-Like Particles (eVLPs), at 10:45AM on Friday, September 26th in Ball Room A. Dr. Anderson will discuss VBI’s CMV Vaccine Program and the Company’s lead product candidate, VBI-1501A.

VBI-1501A is a prophylactic vaccine designed to prevent CMV infection. VBI-1501A has demonstrated strong proof of concept in preclinical studies and is currently on track to support an IND submission and Phase I start in Q4 2015. For more information, visit: http://www.vbivaccines.com/cmv/

“This exciting vaccine candidate could reduce or eliminate the developmental delays and birth defects caused by congenital CMV infection, for which today there is no vaccine available,” said Jeff Baxter, VBI’s President and CEO. “We are pleased to share our progress and also to support Utah State University and the CMV community in their efforts to limit the devastating effects of CMV in the near term.”

The goal of the CMV conference is to present the latest research on diagnosis and treatment, raise awareness, delineate prevention efforts, provide information about early intervention options, and to develop strategies to reduce the number of children born with CMV. For more information, visit the CMV Public Health & Policy Conference website at: http://cmv.usu.edu/

About VBI Vaccines, Inc.

VBI Vaccines, Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP vaccine platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic Cytomegalovirus (“CMV”) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s second platform is a thermostable technology that enables the development of vaccines and biologics that can withstand storage or shipment at constantly fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

For more information on VBI, visit: http://www.vbivaccines.com

Contact

Jeff Baxter, President and CEO

Phone: (617) 830-3031 x125

Email: ir@vbivaccines.com

VBI Vaccines, Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	1

VBI Press Release

Forward-Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management’s estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, VBI may not be able to obtain anticipated funding for their development projects or other needed funding, and VBI may not be able to secure or enforce adequate legal protection, including patent protection, for their products. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

More detailed information about VBI and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in VBI’s filings with the Securities and Exchange Commission (the “Commission”). VBI urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from VBI. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, VBI undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

VBI Vaccines, Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	2